                                                                    EXHIBIT 99.1


                            (RENAL CARE GROUP LOGO)


                                  NEWS RELEASE


CONTACT: R. DIRK ALLISON
         CHIEF FINANCIAL OFFICER
         615-345-5500

                     RENAL CARE GROUP REPORTS THIRD QUARTER
                             REVENUE GROWTH OF 23.4%

Nashville, Tennessee (October 30, 2001) -- Renal Care Group, Inc.
(Nasdaq/NM:RCGI) today announced results for the third quarter and nine months ended September 30, 2001.

         Mr. Sam Brooks, president and chief executive officer of Renal Care Group, said, "Once again, providing exceptional care for dialysis patients has translated into strong financial performance. In the third quarter, we met analysts' expectations by generating solid internal growth, successfully integrating a recent acquisition and focusing on fiscal discipline. Clearly, our financial success is driven by an experienced management team that understands the dialysis business and the importance of delivering high quality care to our patients."

         For the third quarter ended September 30, 2001, Renal Care Group's revenues increased 23.4% to $193.1 million compared with revenues of $156.5 million for the same period in 2000. Net income rose 26.0% to $19.9 million from $15.8 million in the same period last year, and earnings per share increased 18.2% to $0.39 compared with earnings per share before restructuring charge of $0.33 in the same quarter of last year. For the quarter ended September 30, 2001, same-store treatment growth was 5.1% and same-store revenue growth was 14.5%.

         For the nine months ended September 30, 2001, revenues increased 19.8% to $551.4 million compared with revenues of $460.3 million for the same period in 2000. Net income rose 21.0% to $56.0 million from $46.3 million in the same period last year, and earnings per share increased 15.5% to $1.12 compared with earnings per share before restructuring charge and merger costs of $0.97 in the same period of last year. For the nine months ended September 30, 2001, same-store treatment growth was 5.4% and same-store revenue growth was 13.3%.

         During the third quarter, the Company acquired the outpatient and home dialysis programs of Healthcare of the Rockies, LLC of Denver, Colorado, which provides dialysis services to approximately 275 patients in two outpatient dialysis centers. The transaction expanded the Company's presence in the West, where it currently has operations in Alaska, Arizona, Idaho, New Mexico, Oregon, Texas, and Washington.

         Earlier this month, the Company announced that its Board of Directors had approved plans to transfer Renal Care Group's listing to the New York Stock Exchange (NYSE). The Company has filed a listing application with the NYSE, and trading is expected to begin on Tuesday, November 13, 2001, under the ticker symbol "RCI." Until that time, the Company will continue to trade on the Nasdaq National Market.

         Mr. Brooks added, "We are honored to be listing our stock on the New York Stock Exchange. It is an important event for our company because we view it as further confirmation of our operating strategy. In addition, we believe that listing on the New York Stock Exchange will broaden the liquidity


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                             RENAL CARE GROUP, INC.
                        2100 WEST END AVENUE, SUITE 800
                           NASHVILLE, TENNESSEE 37203
                   (615) 345-5500 - (615) 345-5505 FACSIMILE

RCGI Announces Third Quarter Results
Page 2
October 30, 2001


of Renal Care Group shares, further enhancing the investment of our shareholders. Truly, we have come a long way since our IPO in 1996."

         The Company also confirmed that it expects to report earnings per share of $0.40 for the fourth quarter of 2001. In addition, the Company anticipates generating earnings per share of $1.75 to $1.77 for the year ending December 31, 2002. This range gives effect to the anticipated change in accounting for goodwill amortization associated with the required adoption of new financial accounting standards.

         In closing, R. Dirk Allison, chief financial officer of Renal Care Group, added, "Renal Care Group is publicly disclosing its corporate goals for the fiscal year ending December 31, 2002. The Company intends to update these goals if material changes occur."

         FISCAL 2002 GOALS:
              Corporate Hematocrit Level             75% over 33%
              Corporate Urea Reduction Ratio         85% over 70%
              Earnings Per Share                     $1.75 to $1.77
              Revenues                               $850 - $875 million
              EBITDA                                 $200 to $210 million
              EBITDA Percentage                      23.5% to 24.5%
              Same Store Treatment Growth            5% to 6%
              Same Store Revenue Growth              10% to 14%
              Patients                               19,500 to 20,500
              Treatments                             2.8 to 3.0 million
              Capital Expenditures                   $40 to $45 million
              Acquisition Target                     700 - 1,000 patients

         Renal Care Group will hold a conference call to discuss this press release on Wednesday, October 31, 2001, at 10:00 a.m. Central Time. A listen-only simulcast, as well as a 30-day replay, of the conference call to discuss this press release will be available online at the Company's website at www.renalcaregroup.com or www.streetevents.com.

         Renal Care Group, Inc. is a dialysis services company that provides care to patients with kidney disease. The Company currently treats approximately 17,900 patients through 228 owned outpatient dialysis facilities, in addition to providing acute dialysis services to 118 hospitals. Over 5,000 associates provide services across the Company's 26-state network.

         Certain statements in this press release, particularly the statements of Mr. Brooks and Mr. Allison, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management's expectations and are based upon currently available information. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of Renal Care Group to differ materially from those expressed in or implied by the forward-looking statements, including risks related to: changes in the Medicare and Medicaid programs; risks related to EPO; payment reductions by private insurers, hospitals or managed care organizations; compliance with health care and other applicable laws; the integration of acquired companies; and changes in the health care delivery, financing or reimbursement systems. These and other factors affecting the company are discussed in more detail in Renal Care Group's reports filed with the Securities and Exchange Commission, including without limitation Renal Care Group's annual report on Form 10-K for the year ended December 31, 2000, and its quarterly reports on Form 10-Q for the quarters ending March 31, 2001 and June 30, 2001. Copies of these filings are available from Renal Care Group upon request.



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

RCGI Announces Third Quarter Results
Page 3
October 30, 2001


                             RENAL CARE GROUP, INC.
                  UNAUDITED CONSOLIDATED STATEMENTS OF EARNINGS
            (IN THOUSANDS, EXCEPT PER SHARE DATA AND OPERATING DATA)

                                                  THREE MONTHS ENDED        NINE MONTHS ENDED
                                                       SEPT. 30,                SEPT. 30,
                                                 --------------------    ------------------------
                                                   2001        2000          2001          2000
                                                 --------    --------    ----------    ----------
Net revenue                                      $193,149    $156,505    $  551,382    $  460,314
Operating costs and expenses:
     Patient care costs                           125,020     101,068       357,166       295,922
     General and administrative expense            16,430      13,984        47,222        42,679
     Provision for doubtful accounts                5,215       4,259        14,885        12,512
     Depreciation and amortization                  9,997       8,154        28,121        23,734
                                                 --------    --------    ----------    ----------
       Total cost and expenses                    156,662     127,465       447,394       374,847

Income from operations                             36,487      29,040       103,988        85,467
Interest expense                                      198       1,126         2,470         3,988
                                                 --------    --------    ----------    ----------
Income before restructuring charge, merger
     costs, minority interest and income taxes     36,289      27,914       101,518        81,479
Minority interest                                   4,104       2,428        10,956         6,855
                                                 --------    --------    ----------    ----------
Income before restructuring charge,
     merger costs and income taxes                 32,185      25,486        90,562        74,624
Income taxes                                       12,288       9,695        34,591        28,370
                                                 --------    --------    ----------    ----------
Net income before restructuring charge
     and merger costs                            $ 19,897    $ 15,791    $   55,971    $   46,254
                                                 ========    ========    ==========    ==========
Diluted earnings per share before
     restructuring charge and merger costs       $   0.39    $   0.33    $     1.12    $     0.97
                                                 ========    ========    ==========    ==========
Net income after restructuring charge
     and merger costs                            $ 19,897    $  9,802    $   55,971    $   36,597
                                                 ========    ========    ==========    ==========
Diluted earnings per share after
     restructuring charge and merger costs       $   0.39    $   0.20    $     1.12    $     0.77
                                                 ========    ========    ==========    ==========
Weighted average shares outstanding                50,904      48,100        50,187        47,600
                                                 ========    ========    ==========    ==========
Patients                                           17,973      15,944        17,973        15,944
Treatments                                        675,121     603,770     1,976,595     1,792,319

Same-Store Treatment Growth                           5.1%        6.7%          5.4%          7.5%
Same-Store Revenue Growth                            14.5%       11.6%         13.3%         12.5%

Patient Revenue Per Treatment                    $    282    $    253    $      275    $      249


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

RCGI Announces Third Quarter Results
Page 4
October 30, 2001




                             RENAL CARE GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                      SEPT. 30,  DEC. 31,
                                                        2001       2000
                                                      --------   --------
                                                    (Unaudited)
ASSETS:
Current assets:
     Cash and cash equivalents                        $ 39,659   $ 29,902
     Accounts receivable, net                          126,432    122,816
     Other current assets                               60,370     63,619
                                                      --------   --------
       Total current assets                            226,461    216,337

Property, plant and equipment, net                     160,921    139,573
Intangibles and other assets, net                      246,658    233,592
                                                      --------   --------
       TOTAL ASSETS                                   $634,040   $589,502
                                                      ========   ========

LIABILITIES AND STOCKHOLDERS' EQUITY:
Total current liabilities                             $105,178   $100,592
Long-term debt                                           6,927     58,316
Other liabilities                                       37,876     36,472
                                                      --------   --------
       Total liabilities                               149,981    195,380
                                                      --------   --------
Stockholders' equity:
     Common stock, $.01 par value, 90,000 shares
       authorized, 48,840 and 47,091 shares issued
       and outstanding respectively                        488        471
     Additional paid-in capital                        268,687    234,738
     Retained earnings                                 214,884    158,913
                                                      --------   --------
       Total stockholders' equity                      484,059    394,122
                                                      --------   --------
       TOTAL LIABILITIES AND
          STOCKHOLDERS' EQUITY                        $634,040   $589,502
                                                      ========   ========



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